                                                       Registration No. 333-____


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               ________________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SAGA SYSTEMS, INC.
            (Exact Name of registrant as specified in its charter)

                   Delaware                               54-1167173
                -------------                            ------------
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

                          11190 Sunrise Valley Drive
                            Reston, Virginia 20191
                        ------------------------------
         (Address, including zip code, of principal executive offices)

                   SAGA SYSTEMS, Inc. 1997 Stock Option Plan
                  ------------------------------------------
                           (Full title of the plan)

                               Daniel F. Gillis
                      President & Chief Executive Officer
                              SAGA SYSTEMS, Inc.
                          11190 Sunrise Valley Drive
                            Reston, Virginia 20191
                                (703) 860-5050
      (Name, address, including zip code, and telephone number including area code, of agent for service)

                                   Copy to:
                               Richard E. Baltz
                                Arnold & Porter
                             555 12th Street, N.W.
                            Washington, D.C.  20004
                                (202) 942-5124

                               -----------------

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------
 Title of securities to      Amount to be       Proposed maximum        Proposed maximum         Amount of
     be registered            registered       offering price per      aggregate offering    registration fee
                                                   unit(1)(2)               price(2)               (3)
--------------------------------------------------------------------------------------------------------------
Common Stock                    2,000,000             $14.47                 $28,940,000          $7,640.16
--------------------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on June 20, 2000 on the New York Stock Exchange which date is within 5 business days prior to the date of the filing of this Registration Statement.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).
(3) In addition to the shares being registered by this Registration Statement, this Registration Statement also relates to shares of the Registrant's Common Stock issuable pursuant to the SAGA SYSTEMS, Inc. 1997 Stock Option Plan for which a Registration Statement on Form S-8, File No. 333-44687 is currently effective. A Registration fee of $26,493.00 was paid upon the initial filing of the Registration Statement registering 6,875,000 shares of Common Stock.

     Pursuant to Rule 429 under the Securities Act of 1933, 4,668,717 shares of Common Stock remaining available for issuance under the Company's
     1997 Stock Option Plan (previously registered pursuant to Registration No. 333-44687) are hereby carried forward to this Registration Statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

     The following documents filed by SAGA Systems, Inc. ("Registrant" or "Company") (File No. 1-13609) with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     (c)  The Company's Form 8-K filed February 1, 2000.

     (d)  The Company's Form 8-K filed February 16, 2000.

     (e) The description of the common stock of the Company, par value $.01 per share ("Common Stock"), contained in a registration statement on Form 8-A filed by the Company on November 14, 1997, and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.
           -------------------------

     Not Applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

     Not applicable.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

     The Company's Certificate of Incorporation provides that the Company will indemnify its directors and officers and may indemnify employees and other agents to the fullest extent permitted by Delaware law. The directors and officers of the Company also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Company for such purpose.

     In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for unlawful payments of dividends or unlawful stock purchase or redemption. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 7.    Exemption from Registration Claimed
           -----------------------------------

     Not Applicable.

Item 8.    Exhibits
           --------

     The exhibits listed on the Exhibit Index on page II-9 of this Registration Statement are filed herewith or are incorporated herein by reference from other filings.

Item 9.    Undertakings
           ------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
                (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Reston, Commonwealth of Virginia, on June 9, 2000.

                                       SAGA SYSTEMS, INC.


                                       By:  /s/ Daniel F. Gillis
                                            ---------------------
                                            Daniel F. Gillis
                                            Director, President and
                                              Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel F. Gillis, Dale E. Williams and Katherine E. Butler, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that such attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature                                                    Title                                     Date
---------                                                   -------                                    ----

/s/ Daniel F. Gillis                          Chairman of the Board of Directors, President         June 9, 2000
-------------------------                     and Chief Executive Officer (Principal Executive
Daniel F. Gillis                              Officer)

/s/ Dale E. Williams                          Vice President and Chief Financial Officer            June 9, 2000
-------------------------                     (Principal Financial and Accounting Officer)
Dale E. Williams

/s/ Carl J. Rickertsen                        Director                                              June 13, 2000
-------------------------
Carl J. Rickertsen

/s/ Paul A. Brands                            Director                                              June 13, 2000
-------------------------
Paul A. Brands

/s/ John F. Burton                            Director                                              June 13, 2000
-------------------------
John F. Burton

 /s/ Dr. Philip S. Dauber
-------------------------                     Director                                              June 14, 2000
Dr. Philip S. Dauber

/s/ Edward E. Lucente                         Director                                              June 13, 2000
-------------------------
Edward E. Lucente

/s/ Frederic V. Malek                         Director                                              June 13, 2000
-------------------------
Frederic V. Malek

/s/ Dr. Paul G. Stern                         Director                                              June 15, 2000
-------------------------
Dr. Paul G. Stern

                               INDEX TO EXHIBITS
                               -----------------



Exhibit 4                         SAGA SYSTEMS, Inc. 1997 Stock Option Plan, as amended, filed herewith.

Exhibit 5                         Opinion of Arnold & Porter, filed herewith.

Exhibit 23.1                      Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2                      Consent of KPMG LLP, filed herewith.